Exhibit 99.3

SPECIAL MEETING OF STOCKHOLDERS OF

Micro Linear Corporation

October 20, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN

1.     Approval and adoption of the Agreement and Plan of Merger, dated as of August 14, 2006, by and among Sirenza Microdevices, Inc., Metric Acquisition Corporation, a wholly owned subsidiary of Sirenza Microdevices, Inc., and Micro Linear Corporation.

			☐	☐	☐

2.     Grant of discretionary authority to vote upon any matters not known by the Micro Linear board of directors a reasonable period of time before Micro Linear Corporation mailed the proxy statement as may properly come before the meeting, including authority to vote in favor of any postponements or adjournments of the meeting, if necessary, to solicit additional proxies.

			☐	☐	☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

		MEETING ATTENDANCE Check this box if you plan to attend the Special Meeting of Stockholders	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

Bring this admission ticket and a photo I.D. with you to the meeting on October 20, 2006.

Do not mail

Micro Linear Corporation

Special Meeting of Stockholders

Meeting Time/Date:

10:00 a.m., Pacific Time, October 20, 2006

Meeting Location:

Micro Linear Corporation

2050 Concourse Drive

San Jose, CA 95131

MICRO LINEAR CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Timothy A. Richardson and Michael W. Schradle, or either of them, with full power of substitution, are hereby appointed by the signatory of this Proxy to vote all shares of Common Stock held by the signatory on September 11, 2006, at the October 20, 2006 Special Meeting of Stockholders of Micro Linear Corporation, and any adjournment thereof, on each of the items on the reverse side, subject to any directions given there, and, in their discretion, on all other matters that may properly come before the Special Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 and 2.

(Continued and to be signed on the reverse side.)

COMMENTS:

SPECIAL MEETING OF STOCKHOLDERS OF

Micro Linear Corporation

October 20, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
- OR -	ACCOUNT NUMBER

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN

1.     Approval and adoption of the Agreement and Plan of Merger, dated as of August 14, 2006, by and among Sirenza Microdevices, Inc., Metric Acquisition Corporation, a wholly owned subsidiary of Sirenza Microdevices, Inc., and Micro Linear Corporation.

			☐	☐	☐

2.     Grant of discretionary authority to vote upon any matters not known by the Micro Linear board of directors a reasonable period of time before Micro Linear Corporation mailed the proxy statement as may properly come before the meeting, including authority to vote in favor of any postponements or adjournments of the meeting, if necessary, to solicit additional proxies.

			☐	☐	☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

		MEETING ATTENDANCE Check this box if you plan to attend the Special Meeting of Stockholders	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.